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                                                                    Exhibit 3.39

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF ORGANIZATION
                                      OF A
                       DOMESTIC LIMITED LIABILITY COMPANY

                       AMENDED ARTICLES OF ORGANIZATION OF

                         NEIGHBORHOODS HOLDINGS III, LLC

     The undersigned limited liability company, pursuant to Title 13.1, Chapter 12, Article 2 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

FIRST: The name of the limited liability company is Neighborhoods Holdings III, LLC

SECOND: The company hereby amends its name from "Neighborhoods Holdings III, LLC" to "Neighborhoods III, LLC"

THIRD: The foregoing amendment to the articles of organization was adopted on February 3, 2003

FOURTH: The amendment to the articles of organization was approved by the person who formed the limited liability company. Member action was not required because the limited liability company was formed without any members and no members have been admitted.

     The undersigned declares that the facts herein stated are true as of February 3, 2003.


                                        /s/ Richard N. Gale
                                        ----------------------------------------
                                        Signature

                                        Richard N. Gale
                                        Name

                                        Organizer
                                        Title